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                                                                   EXHIBIT 99.1

                           CONSENT OF DIRECTOR NOMINEE

         The undersigned, Marc E. Lippman, M.D., hereby consents to listing his name as a nominee for the Board of Directors of Techniclone Corporation, a Delaware corporation, in the current Proxy Statement filed with the Securities and Exchange Commission on October 5,1997. The undersigned, Marc E. Lippman, as a nominee for the Company's Board of Directors, hereby consents to the filing of Form S-3, Registration Statement under the Securities Act of 1933 (Registration No. 333-34209), as filed with the Securities and Exchange Commission on August 22, 1997 as amended by Pre-effective Amendment No. 1 filed on October 2, 1997 and Pre-effective Amendment No. 2 filed on or about October 14, 1997 and any further amendments thereto.

October 13, 1997                                    /s/ MARC E. LIPPMAN
                                                    -------------------------
                                                        Marc E. Lippman, M.D.